UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 22, 2013
PRIMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 22, 2013, the stockholders of Primerica, Inc. (the "Company") approved certain amendments to its Restated Certificate of Incorporation, as described in the Company's proxy statement dated April 5, 2013 relating to the Company's 2013 annual stockholders' meeting held May 22, 2013 (the “Proxy Statement”). The amendments (1) declassified the Company's Board of Directors, (2) removed the supermajority vote required to amend certain provisions of the Restated Certificate of Incorporation and (3) removed inoperative language relating to certain former rights of Citigroup Inc.
Effective May 22, 2013, the Company's Board of Directors amended the Company's Amended and Restated Bylaws to conform them to the amendments made to the Restated Certificate of Incorporation described above to (1) declassify the Company's Board of Directors, (2) remove certain inoperative language relating to certain former rights of Citigroup Inc. and (3) provide that a director can be removed with or without cause by a vote of a majority of the outstanding shares.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Company held its 2013 annual stockholders' meeting on May 22, 2013. There were 56,682,195 shares of common stock outstanding and entitled to be voted, and 51,877,187 of those shares (91.52% of the outstanding shares) were represented in person or by proxy, at the Annual Meeting. The following is a summary of the proposals that were submitted to the stockholders for approval and a tabulation of votes with respect to each proposal:
Proposal 1 - Amendment of Our Restated Certificate of Incorporation to Declassify Our Board of Directors

Votes For	Votes Against	Abstentions	Broker Non-Votes
(% of outstanding shares)	(% of outstanding shares)	(% of outstanding shares)	(% of outstanding shares)
48,658,632 (85.84%)	20,721 (.03%)	42,666 (.07%)	3,155,168 (5.57%)
Accordingly, greater than 80% of outstanding shares were voted in favor of this amendment and the amendment was approved.
Proposal 2 - Amendment of Our Restated Certificate of Incorporation to Remove the Supermajority Vote Required to Amend Certain Provisions of Our Restated Certificate of Incorporation

Votes For	Votes Against	Abstentions	Broker Non-Votes
(% of outstanding shares)	(% of outstanding shares)	(% of outstanding shares)	(% of outstanding shares)
48,659,370 (85.84%)	19,975 (.03%)	42,674 (.07%)	3,155,168 (5.57%)
Accordingly, greater than 80% of outstanding shares were voted in favor of this amendment and the amendment was approved.
Proposal 3 - Amendment of Our Restated Certificate of Incorporation to Remove Inoperative Language Relating to Certain Former Rights of Citigroup Inc.

Votes For	Votes Against	Abstentions	Broker Non-Votes
(% of outstanding shares)	(% of outstanding shares)	(% of outstanding shares)	(% of outstanding shares)
48,673,285 (85.87%)	7,821 (.01%)	40,913 (.07%)	3,155,168 (5.57%)
Accordingly, at least a majority of outstanding shares were voted in favor of this amendment and the amendment was approved.
Proposal 4 - Election of Nine Directors (if Proposal 1 is Approved)
The results of the voting on the election of directors are set forth below. There were 3,155,168 broker non-votes (5.57% of the outstanding shares) for each director on this proposal.

Nominee	Votes For	Votes Withheld
	(% of voted shares)	(% of voted shares)
John A. Addison, Jr.	48,662,281 (99.88%)	59,738 (0.12%)
Joel M. Babbitt	48,646,217 (99.84%)	75,802 (0.16%)
P. George Benson	48,650,645 (99.85%)	71,374 (0.15%)
Michael E. Martin	48,578,740 (99.71%)	143,279 (0.29%)
Mark Mason	48,437,447 (99.42%)	284,572 (0.58%)
Robert F. McCullough	48,664,951 (99.88%)	57,068 (0.12%)
D. Richard Williams	47,981,494 (98.48%)	740,525 (1.52%)
Barbara A. Yastine	48,674,391 (99.90%)	47,628 (0.10%)
Daniel A. Zilberman	48,560,794 (99.67%)	161,225 (0.33%)
Accordingly, each of the nine nominees received a plurality of the votes cast in favor of that director's election and was elected.
Proposal 5 - Election of Three Directors (if Proposal 1 is Not Approved)

This proposal was not put to a vote. Because Proposal 1 to declassify our Board of Directors was approved, Proposal 4 was voted upon instead of Proposal 5.
Proposal 6 - Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
(% of voted shares)	(% of voted shares)	(% of outstanding shares)
51,702,346 (99.66%)	150,766 (0.29%)	24,075 (0.04%)	n/a
Accordingly, at least a majority of votes cast on the ratification of auditors were in favor of the proposal and the appointment of KPMG as independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
3.1	Amended and Restated Certificate of Incorporation of Primerica, Inc.
3.2	Amended and Restated Bylaws of Primerica, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2013		PRIMERICA, INC.

	By:	/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Primerica, Inc.
3.2	Amended and Restated Bylaws of Primerica, Inc.